                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                March 19, 1998

                       THE GUARANTEE LIFE COMPANIES INC.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                     0-26788                      47-0785066
-----------------              --------------                  -------------
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                     Number)

             8801 Indian Hills Drive,
                Omaha, Nebraska                                     68114
             --------------------                               --------------
             (Address of principal executive offices)         (Zip Code)


                                (402) 361-7300
            ------------------------------------------------------
             (Registrant's telephone number, including area code)

                                Not applicable
                  ------------------------------------------
         (Former name or former address, if changed since last report)

     Item 5.  OTHER EVENTS.

             (a) The registrant issued the following press release on March 19, 1998:



Company Contact:                                Contact:
----------------                                --------

William L. Bauhard, CFO                         John D. Lovallo, SVP
The Guarantee Life Companies Inc.               Makovsky & Company
Diane T. Kohout, Director IR                    John Menditto, Account Exec.
The Guarantee Life Companies Inc.               Makovsky & Company
(402) 361-2848                                  (212) 508-9600



                  THE GUARANTEE LIFE COMPANIES INC. ANNOUNCES
                ACQUISITION OF WESTFIELD LIFE INSURANCE COMPANY
                  (INCREASES CREDIT FACILITY TO $140 MILLION)


          Omaha, Nebraska, March 19, 1998 -- The Guarantee Life Companies Inc. (Nasdaq: GUAR) today announced a definitive agreement to acquire Westfield Life Insurance Company, a wholly owned subsidiary of Ohio Farmers Insurance Company
(OFIC), for a purchase price of $100 million. The transaction will be financed with the combination of $90 million in cash, which is primarily supported by a Senior Secured Term Loan Facility, and $10 million in restricted stock. Guarantee Life expects to close the transaction on May 31, 1998, unless extended by either Guarantee or OFIC. Guarantee Life expects the acquisition to be accretive in 1998.

          The acquisition of Westfield Life has the potential to increase Guarantee Life's Individual sales force by approximately 500 producing agents. The transaction is expected to add nearly 87,000 policies, $280 million in policy reserves, and $55 million in revenues to Guarantee Life's Individual Insurance Business, which currently consists of approximately 208,000 policies, $950 million in policy reserves, and $140 million in revenues.

          Based in Westfield Center, Ohio, Westfield Life was founded in 1963 as one of six insurance companies owned by OFIC, a multi-line insurance organization. Westfield Life is licensed in 46 states and the District of Columbia, and is directly affiliated with OFIC's relationship with 1,500 independent property-casualty agencies. Westfield Life utilizes professional life insurance marketing managers who are strategically located throughout its operating territory to strengthen its relationship with these agents.

          Westfield Life will be managed as a part of Guarantee Life's Individual Insurance Business. A partnership between Guarantee Life and OFIC will be established for the marketing and underwriting of new life sales and for the administration of Westfield Life's in-force block of business. Under the Marketing Agreement, many of OFIC's marketing and underwriting personnel will be employed by Guarantee Life and located in OFIC's offices. Prior to and subsequent to the closing, it is anticipated that most of Westfield Life's producing agents will become licensed to sell Guarantee Life's individual life and annuity portfolio of products, and its group products.

          Under an Administrative Services Agreement, OFIC will provide all the administrative services necessary to administer and service the individual life insurance and annuity business previously issued by Westfield Life. This service agreement will result in Guarantee Life avoiding the high cost of converting the in-force business to its system while preserving the relationships previously established between Westfield Life's customers, agents, and service personnel. OFIC has agreed to provide these services at Guarantee Life's direct costs. All new business will be sold on Guarantee Life's policies and administered by Guarantee Life at its home office in Omaha.

          Robert D. Bates, Chairman and Chief Executive Officer of The Guarantee Life Companies Inc., commented, "Westfield Life is an ideal fit with Guarantee Life's long-term growth strategy of expanding the size and breadth of our Individual Insurance Business. Westfield Life's reputation for high-quality customer service has consistently generated strong financial performance." Mr. Bates continued, "We believe that the unique distribution system which OFIC has developed linking its independent property-casualty agencies with independent life insurance agents will be a great opportunity for a successful partnership between the two companies. The individual and small business markets are target markets for both companies and we believe will provide excellent marketing
opportunities for our respective products."   Mr. Bates also stated, "We expect
this acquisition to increase our individual life sales by approximately 60% annually, while at the same time, we anticipate reducing Westfield Life's annual overhead and operating expenses by approximately $4 million."

          Mr. Cary Blair, Chairman of the Board, President and Chief Executive Officer of OFIC, commented, "We are very excited about this new relationship with Guarantee Life. The opportunity for Guarantee Life to expand the sales of its high quality product portfolio through an established distribution system will also bring added value to our property-casualty agencies." Mr. Blair continued, "We are pleased to provide the administrative services for the in-force block of business, and believe that will minimize any disruption to our customers and producing agents."

          The transaction has been approved by both Boards of Directors. The definitive agreement is subject to the completion of the due diligence process, the approval of the Ohio Department of Insurance, other regulatory agencies, as well as customary closing conditions. The expectation is that these conditions will be satisfied, although there can be no assurance that the transaction will be consummated.

          Separately, Guarantee Life announced that it has received a commitment from The Chase Manhattan Bank to replace its $50 million credit agreement with Senior Secured Credit Facilities in an aggregate principal amount of $140 million. Chase Securities Inc. will act as arranger for the financing. The Facilities will consist of a Senior Secured Term Loan in an amount up to $90 million and a Senior Secured Revolving Credit Facility in an amount up to $50 million.

          The Guarantee Life Companies Inc. operates through two subsidiaries, including its principal subsidiary, Guarantee Life Insurance Company, and PFG, Inc. PFG, Inc.'s principal subsidiary is AGL Life Assurance Company. Guarantee Life markets group life and health insurance products to employers and other groups, and life insurance and annuities to individuals. The principal business operations are conducted in 48 states and the District of Columbia. Insurance coverage and related benefits are provided through more than 230,000 individual and group policies issued to almost 1.8 million customers. Guarantee Life is headquartered in Omaha, Nebraska.

          Certain statements contained in this press release, including statements regarding the anticipated development and expansion of the Company's business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the future operating performance of the Company, and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, uncertainties regarding the market, difficulties inherent in consummating and merging acquisitions, and those risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission.


     Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits


                 NUMBER           DESCRIPTION

                 2 Stock Purchase Agreement among The Guarantee Life Companies Inc., Ohio Farmers Insurance Company and Westfield Life Insurance Company dated as of March 19, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE GUARANTEE LIFE COMPANIES INC.

                                 By  /s/ Richard A. Spellman
                                    ------------------------
                                    Richard A. Spellman, Senior Vice President,
                                    General Counsel and Secretary

                                 March 20, 1998